UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued a statement (the “Staff Statement”) on accounting and reporting considerations for warrants issued by Special Purpose Acquisition Companies (“SPACs”). The Staff Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities” and identified two specific provisions in many SPAC warrant agreements which, in the view of the SEC staff, preclude a company from accounting for warrants as equity and require that warrants be accounted for as liabilities measured at fair value, with changes in fair value each period reported in earnings.

We were originally incorporated as a SPAC. In connection with our initial public offering in 2016, we issued public warrants and private placement warrants (collectively, the “warrants”). On December 23, 2016, we acquired Inspired Gaming Group, and changed our name to Inspired Entertainment, Inc. Our outstanding warrants will expire on December 23, 2021. For a description of the terms of the warrants, please refer to Exhibit 4.4 (“Description of Securities”) to our Annual Report on Form 10-K for the year ended December 31, 2020, available at www.sec.gov. We previously classified our warrants as equity.

On May 7, 2021, after consultation with Marcum LLP, our independent registered public accounting firm (the “Independent Accountants”, the Audit Committee of our Board of Directors (the “Audit Committee”), after considering the recommendations of management, concluded that our previously issued audited financial statements (including the accompanying audit reports of the Independent Accountants) as of and for the years ended December 31, 2020 and 2019 (collectively, the “Non-Reliance Periods”) should not be relied upon due to required corrections related to the accounting for warrants described in the Staff Statement. The audited financial statements as of and for the year ended December 31, 2019 also included financial statements as of and for the year ending September 30, 2018 and for the period ended December 31, 2018. In addition, press releases, earnings releases, investor presentations or other communications describing our consolidated financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon.

Following consideration of the guidance in the Staff Statement, while the terms of the warrants as described in the Description of Securities have not changed, we concluded that we had issued warrants that do not meet the conditions to be classified as equity and instead require liability classification under Accounting Standards Codification 815, Derivatives and Hedging. The Audit Committee, together with management, determined that the financial statements in the Non-Reliance Periods should be restated to reflect such issued warrants as a liability, with subsequent changes in their estimated fair value recorded as non-cash income or expense in each Non-Reliance Period. These restatements will result in non-cash, non-operating financial statement corrections and will have no impact on our current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. Going forward, unless we amend the terms of the warrant agreement, until the point of expiry we expect to continue to classify the warrants as liabilities, which would require us to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on our results of operations.

We will file an amendment to our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019 (the “Amended 10-Ks”) reflecting this reclassification of the warrants for the Non-Reliance Periods. The adjustments to the financial statement items for the Non-Reliance Periods will be set forth through disclosures in the financial statements included in the Amended 10-Ks. The Audit Committee has discussed the matters disclosed in this and the above paragraphs in this Item 4.02 with the Independent Accountants.

We will disclose the finalized impacts to warrant liabilities, additional paid-in capital, accumulated deficit, change in fair value of warrant liabilities, net loss, comprehensive loss and basic and diluted net loss per common share, for all periods in the Non-Reliance Periods in our forthcoming Amended 10-Ks for the periods ended December 31, 2020 and 2019. We are also evaluating the impact on the Company’s internal controls over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2021	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
Name: Carys Damon
Title: General Counsel